Exhibit 99.1

First Financial Bank Building 400 Pine Street, Ste. 600, Abilene, TX 79601 325.672.4000 / 800.588.2525 / f: 325.672.7049 www.dkcpa.com

December 8, 2017

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Ladies and Gentlemen:

On December 4, 2017, we resigned as the independent registered public accounting firm for Eagle Bancorp Montana, Inc. (the Company).

We have read the Company’s disclosure set forth in Item 4.01, “Changes in Registrant’s Certifying Accountant” of the Company’s Current Report on Form 8-K, and are in agreement with the disclosures in the Current Report, insofar as they pertain to our firm. We have not been requested to, nor are we providing any representations related to the other disclosures included in this Form 8-K.

Sincerely,

Davis Kinard & Co, PC